CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND
                                   GEOLOGISTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of HS Resources, Inc. ("HSR") and the incorporation by reference into the foregoing of all references to our firm included in the Annual Report on Form 10-K of HSR for the year ended December 31, 1999.

Netherland, Sewell & Associates, Inc.

By: /s/ Clarence M. Netherland
Clarence M. Netherland
Chairman

Dallas, Texas
June 29, 2000